Exhibit 99.1
ZipRecruiter Appoints Carmen Chan as Chief Financial Officer
Veteran finance and technology leader brings leadership experience from Barclays, Noom, and Goldman Sachs to ZipRecruiter
SANTA MONICA, Calif. – July 28, 2026 — ZipRecruiter (NYSE: ZIP), a leading online employment marketplace, today announced the appointment of Carmen Chan as Chief Financial Officer, effective August 17, 2026. Ms. Chan will oversee the company's Accounting and Finance organizations and help drive ZipRecruiter's long-term financial strategy, operational excellence, and value creation initiatives. As of the date that Ms. Chan assumes the CFO role, Dave Travers will continue his role as President of ZipRecruiter, but will no longer serve as the interim Chief Financial Officer.
“Carmen is a proven finance leader with deep expertise in technology, capital markets, and investor relations,” said Ian Siegel, CEO of ZipRecruiter. “Her experience helping leading technology companies grow and her strong relationships within the investor community make her an excellent addition to our leadership team. We are excited to welcome Carmen to the team.”
Ms. Chan joins ZipRecruiter from Barclays, where she served as Managing Director, advising technology and internet companies on financing and strategic transactions. Before joining Barclays in 2023, Ms. Chan spent several years at Noom, a leading digital health company, as Vice President of Corporate Development and Investor Relations. There she evaluated potential acquisitions, scaled the finance function and supported major investor relations milestones, including a $540 million raise in 2021.

Prior to Noom, Ms. Chan spent more than five years at Goldman Sachs where she held investment banking roles within the technology, media and telecommunications group. She also previously served as Head of Revenue and Business Development at theSkimm, a digital media company. Earlier in her career, she held investment banking roles at UBS across its London and Sydney offices. Ms. Chan has been recognized for her leadership in the financial industry, including being named to American Banker's Most Powerful Women in Banking NEXT 2025 list.
“I am honored to join ZipRecruiter and help advance its mission of actively connecting people to their next great opportunity,” said Ms. Chan. “I have watched this business from the outside for years, and what drew me in is the platform’s real trust and engagement with job seekers and employers alike. I am looking forward to partnering with the leadership team to build on that foundation and create long-term value for shareholders.”

About ZipRecruiter
ZipRecruiter® (NYSE:ZIP) is a leading online employment marketplace that actively connects people to their next great opportunity. ZipRecruiter’s powerful matching technology improves the job search experience for job seekers and helps businesses of all sizes find and hire the right candidates quickly. ZipRecruiter has been the #1 rated job search app on iOS & Android for the past nine years1 and is rated the #1 job site by G2.2 For more information, visit www.ziprecruiter.com.
1 Based on job seeker app ratings, during the period of January 2017 to January 2026 from AppFollow for ZipRecruiter, Glassdoor, Indeed, LinkedIn, and Monster.
2 Based on G2 satisfaction ratings in N. America as of January 12, 2026.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which include, without limitation, statements regarding the anticipated timing of Ms. Chan’s appointment as Chief Financial Officer and the effective date on which Mr. Travers will no longer serve as the company’s interim Chief Financial Officer, and other information that is not historical information. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “propose,” “endeavor,” “will,” “should,” “future,” “transition,” “outlook” and similar expressions, as they relate to the company, are intended to identify forward-looking statements. These statements are not guarantees of future performance, and are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from any future results, performance or achievements, including the factors identified in the company’s Annual Report on Form 10-K for the year ended December 31, 2025, as well as the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, in each case, that was filed with the Securities and Exchange Commission. These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Except as may be required by law, the company undertakes no obligation, and does not intend, to update these forward-looking statements after the date of this press release.

Contact
Claire Walsh
Press Relations
press@ziprecruiter.com